Exhibit 99.1

Pathward Financial, Inc. Declares Cash Dividend

SIOUX FALLS, S.D., February 29, 2024 - Pathward Financial, Inc. ("Pathward Financial" or the “Company”) (Nasdaq: CASH) announced that the Company will pay a cash dividend of $0.05 per share for the second fiscal quarter of 2024. This dividend will be payable on April 1, 2024 to shareholders of record as of March 12, 2024.

At December 31, 2023, the Company had total assets of $7.93 billion and shareholders’ equity of $729.3 million.

This press release and other important information about the Company are available at www.pathwardfinancial.com.

About Pathward Financial, Inc.
Pathward Financial, Inc. (Nasdaq: CASH) is a U.S.-based financial holding company driven by its purpose to power financial inclusion. Through our subsidiary, Pathward®, N.A., we strive to increase financial availability, choice and opportunity across our Banking as a Service and Commercial Finance business lines. These strategic business lines provide end-to-end support to individuals and businesses. Learn more at www.pathwardfinancial.com.

Investor Relations Contact
Darby Schoenfeld, CPA
SVP, Investor Relations
877-497-7497
investorrelations@pathward.com

Media Relations Contact
mediarelations@pathward.com